CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.30

The registrant has submitted a confidential treatment request for portions of this document. The redacted portions, which are indicated by an “*”, have been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Exchange Act of 1934, as amended, and other applicable rules.

SUPPLY AND CONSIGNMENT AGREEMENT

This Supply and Consignment Agreement (the “Agreement”) is dated as of January 26, 2006, by and between Amscan Holdings, Inc., a Delaware corporation (“Amscan”), and Factory Card Outlet of America, Ltd., an Illinois corporation (“Factory Card”). Amscan and Factory Card are sometimes referred to herein collectively as the “Parties”.

In consideration of the mutual promises herein contained and for all valuable consideration, the Parties hereby agree to be legally bound as follows:

1.	Definitions:

For purposes of this Agreement, the following terms shall have the meanings set forth below:

A.	“affiliate” has the meaning provided in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

B.	“Conversion Date” shall mean a date as soon as practicable after the date hereof, and in any event before *, mutually agreed to by the Parties after taking into account the preparation of the Warehouse for the consignment of everyday Party Goods. After the Conversion Date, all everyday Party Goods shipped to the Warehouse after such date shall be consigned inventory of Amscan.

C.	“everyday Party Goods” means Party Goods that do not specifically relate to any of the Seasons listed on Exhibit B.

D.	“Party Goods” means all party goods, including without limitation paper and plastic tableware, accessories and novelties, distributed by Amscan or its affiliates, including (i) all such goods currently stocked by Factory Card and (ii) any new goods either developed or acquired by Amscan or its affiliates after the date hereof. Notwithstanding anything set forth herein, “party goods” for the purposes of this Agreement shall not include metallic and/or latex balloons.

E.	“Person” means any entity, individual or group of individuals, including without limitation, any corporation, limited liability company, syndicate or partnership.

F.	“seasonal Party Goods” means Party Goods that specifically relate to one of the Seasons listed on Exhibit B.

G.	“Solid Color Goods” means the solid color paper tableware and plastic tablecovers listed on Exhibit A hereto.

H.	“Warehouse” means Factory Card’s warehouse located at 2727 Diehl Road, Naperville, Illinois 60563-2371 and any other warehouse facilities specified in writing by Factory Card to Amscan.

2.	Supply:

A.	During the Term, and subject to the terms and conditions set forth herein, Amscan shall supply Factory Card with the Party Goods as are ordered by Factory Card pursuant to Section 2.D. hereof.

B.

Except as provided below, Factory Card agrees that, during the Term, and subject to the terms and conditions set forth herein, Amscan shall be the exclusive supplier of Solid Color Goods for all stores

CONFIDENTIAL TREATMENT REQUESTED

which Factory Card currently owns or directly operates and for such additional stores which Factory Card shall open as new stores, excluding any franchised stores and stores acquired from third party operators (to the extent existing contracts prohibit such an arrangement); provided that, within thirty days after opening any franchised store or any store acquired from third party operators, Factory Card and Amscan shall meet to attempt to negotiate in good faith an additional supply agreement covering such stores on terms mutually satisfactory to the Parties. The foregoing sentence shall not prohibit Factory Card from: (i) obtaining PartyMania branded tablecovers or banquet rolls from any Person; or (ii) obtaining any Solid Color Goods from any Person to the extent that Amscan is unable to fill an order from Factory Card for such Solid Color Goods. Amscan shall be deemed “unable to fill an order,” if Amscan is unable to fill at least * of Solid Color Goods orders with * of submission of such orders by Factory Card.

C.	Factory Card will manage all aspects of the replenishment process and will place orders for Party Goods in its discretion based upon sales data collected through Factory Card’s store-level POS system and shipment data from the Warehouse.

D.	Amscan agrees that, except as expressly set forth in this Agreement, the order and supply by Amscan of the Party Goods pursuant to this Agreement shall be subject to the terms and conditions set forth in the Factory Card Vendor Compliance Manual.

E.	From and after the Conversion Date, Amscan will maintain an inventory level of everyday Party Goods in the Warehouse so that, on an average daily basis each week, the quotient obtained by dividing (i) the aggregate number of skus or designs included in the everyday Party Goods line that are not out of stock in the Warehouse by (ii) the aggregate number of skus or designs included in the everyday Party Goods line that are required for display in Factory Card’s stores at such time (the “Stock Rate”) is *. Factory Card will compute the Stock Rate on an average daily basis and transmit it weekly to Amscan. Notwithstanding the foregoing, Amscan shall not be deemed to have failed to maintain * Stock Rate (i) if Amscan has maintained * fill rate against invoices submitted by Factory Card or (ii) where the failure to maintain the Stock Rate is the result of any errors, omissions or delays in ordering by Factory Card in connection with its management of the replenishment process.

F.	In the event that the Stock Rate at any time or from time to time after the Conversion Date and during the Term is * for *, then Factory Card shall receive a credit equal to * for * that the Stock Rate is * during * until the Stock Rate for such * returns to *; provided that if the Stock Rate during any such subsequent * is *, then the credit for such * shall equal * for * that the Stock Rate *.

For example, if the Stock Rate is * during *, Factory Card shall receive a credit of * for * and * for *. Factory Card would again be entitled to additional credits in the event that the Stock Rate in * after * is *.

3.	Pricing/Allowances/Credits:

A.	During the Term, Solid Color Products sold by Amscan to Factory Card in accordance with the provisions of this Agreement will be invoiced at the prices set forth on Exhibit A. These prices shall not be increased during the Term.

B.

From the date hereof until *, Party Goods (other than Solid Color Products) sold by Amscan to Factory Card in accordance with the provisions of this Agreement will be invoiced as follows: (i) with respect to such Party Goods listed on Exhibit C, the price will be the lower of (x) the price * or (y) the * for such Party Goods; and (ii) with respect to all other Party Goods covered by this Section 3.B, the price will be *, as *. Amscan will endeavor to avoid any price increases after *. In the event that it becomes necessary to increase the price of any Party Good covered by this Section 3.B, Amscan shall give Factory Card * prior written notice of such increase and, if the increase (together with any prior increases during the Term) exceeds * of the price paid by Factory Card on the date hereof, such

CONFIDENTIAL TREATMENT REQUESTED

increase shall not become effective until * after such written notice; provided that, with respect to the Party Goods listed on Exhibit C, the price will in no event be higher than the Party City everyday contract price for such Party Goods.

C.	During the Term, Amscan shall issue to Factory Card a * allowance * of each year, in an amount equal to the product of (x) * times (y) the number of open Factory Card stores receiving Party Goods ordered pursuant to this Agreement on such date. Factory Card shall feature Amscan Party Goods in such advertising.

D.	Amscan shall issue to Factory Card on a * basis a * allowance in an amount equal to the product of (x) * times (y) the * of all Party Goods * shipped for delivery during such month by Factory Card to its stores.

E.	Amscan shall give Factory Card an allowance for all new Amscan Party Goods that are brought into Factory Card’s planogram sets. The allowance shall be equal to *. Factory Card agrees to provide to Amscan a report that shows inventory levels of the replaced product, together with the dead net cost (including all rebates and discounts) per sku to calculate the allowance.

F.	Amscan shall issue to Factory Card a credit for * of Party Goods ordered by Factory Card in connection with the opening of a new store.

G.	Amscan shall supply to Factory Card an initial load in order of one case as a free fill for each Party Good that is made available through Factory Card’s E-Commerce program.

H.	During the Term, Amscan agrees that all * beverage and luncheon napkins as well as * plates will be supplied, at no additional cost to Factory Card, in cartons designed to be perforated so they can be case stacked at the store level.

4.	Consignment:

A.	Commencing on the Conversion Date, all everyday Party Goods supplied by Amscan on or after such date shall be shipped by Amscan at its own cost and transit risk, to the Warehouse as consigned inventory. Amscan shall retain full ownership of all consigned inventory until sold to Factory Card in accordance with the provisions of this Agreement. Factory Card shall hold all such consigned everyday Party Goods as consignee for Amscan until Factory Card ships such Party Goods to a Factory Card store. Payments for everyday Party Goods shipped by Amscan on and after the Conversion Date shall be due to Amscan in accordance with Section 5.B.

B.	In connection with the consignment hereunder, Factory Card represents and warrants that Exhibit D hereto sets forth all secured creditors of Factory Card.

5.	Payment Terms:

A.	Payment for all everyday Party Goods, including Solid Color Goods, shipped by Amscan to the Warehouse prior to the Conversion Date shall be *.

B.	Payment for everyday Party Goods, including Solid Color Goods, shipped by Amscan to the Warehouse on or after the Conversion Date, shall be * from the date Factory Card ships such Goods from the Warehouse to its stores. For billing purposes, everyday Party Goods shall be deemed sold by Amscan to Factory Card at the moment Factory Card ships such everyday Party Goods from the Warehouse to its stores. Factory Card shall use optical scanners and its existing conveyer belt system to record inventory picked from its warehouse bins. At the beginning of each week, Factory Card will transmit the complete details of each order shipped during the previous week. The transmission will serve as the basis for the everyday Party Goods invoices created by Amscan which will be transmitted to Factory Card.

CONFIDENTIAL TREATMENT REQUESTED

C.	Payment for seasonal Party Goods, whether supplied before or after the Conversion Date, shall be as set forth on Exhibit B hereto.

6.	Maintenance of Consigned Inventory:

A.	Factory Card will receive all shipments from Amscan in accordance with normal receiving and inspection procedures. Factory Card shall exercise reasonable care for the everyday Party Goods while they are in its possession as consigned inventory. Factory Card shall exercise normal and reasonable care in connection with Party Goods stored in its warehouse.

B.	Amscan shall furnish a consignment invoice/sheet with each shipment of everyday Party Goods to Factory Card, showing the quantity of such Party Goods shipped by item and the price thereof. Factory Card shall, at its expense, keep accurate daily records of all everyday Party Goods delivered hereunder to its stores, including, without limitation, the date everyday Party Goods were removed from the Warehouse, the stock number and amount of everyday Party Goods removed, the store to which the everyday Party Goods were delivered, and the picking sheet/invoice regarding each such transaction. Factory Card shall send copies of the weekly sales records to Amscan at the end of each week. Factory Card, and an Amscan’ representative if Amscan decides to utilize such representative, shall take a physical inventory of the everyday Party Goods on hand on an annual basis, and such inventory shall be made available to Amscan. In addition, Factory Card shall permit Amscan, or its agents or representatives, at its own expense, to inspect and/or take physical inventories of the everyday Party Goods at any time during Factory Card’s regular business hours upon at least 3 business days prior written notice to Factory Card.

C.	Factory Card, as Consignee, hereby authorizes Amscan to file a UCC Financing Statement naming Factory Card, as Consignee, and Amscan, as Consignor, in the jurisdictions deemed necessary by Amscan to reflect the consignment created by this Agreement without obtaining any signature or additional consent of Factory Card. Factory Card additionally authorizes the filing of continuation statements so long as this Agreement remains in effect by Amscan without Factory Card’s signature or additional consent. Amscan shall retain title to all consigned everyday Party Goods as provided herein, and this Agreement shall be a true consignment in all respects, not a consignment intended as security. Factory Card agrees to cooperate with Amscan in the filing of any other information statements or documentation reasonably required by Amscan to reflect Amscan’s ownership of the consigned everyday Party Goods.

D.	Amscan agrees that, upon the reasonable written request of Factory Card, it will at its own cost and transit risk, promptly remove from the Warehouse any everyday Party Goods that Factory Card, in its sole discretion, determines will not be shipped to any of its stores.

E.	Factory Card shall (i) maintain the current insurance coverages as previously provided to Amscan (or comparable replacement coverages) during the Term, (ii) name Amscan as an additional loss payee to the extent of the full replacement cost of everyday Party Goods consigned to Factory Card during the Term and (iii) upon request of Amscan, provide appropriate certificates or other evidence of such loss insurance. Amscan shall provide Factory Card with a certificate of insurance as evidence of commercial general liability insurance for coverage equal to * or greater. Such coverages will remain in effect during the Term.

7.	Term of Agreement; Termination:

A.	The term of this Agreement shall begin upon January 1, 2006 and end upon * (the “Term”). This Agreement may be terminated only in accordance with the following:

i.	Either Party hereto may terminate this Agreement upon written notice to the other Party if the other Party hereto becomes the subject of a voluntary or involuntary petition in bankruptcy or any

CONFIDENTIAL TREATMENT REQUESTED

proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, which petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

ii.	Either Party hereto may terminate this Agreement upon written notice to the other Party if the other Party breaches any express material term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach. In the event that Factory Card gives written notice to Amscan of any good faith dispute with respect to any invoice(s) (which notice shall include specific details regarding each disputed invoice(s)) within fifteen days after receipt by Factory Card of written notice from Amscan of non-payment of such invoice(s), then the failure by Factory Card to pay such disputed amount shall not be deemed to be a breach of this Agreement; provided that either Party may immediately submit the dispute to arbitration pursuant to Section 10 hereof.

iii.	Factory Card may terminate this Agreement upon written notice to Amscan if the Stock Rate at any time after the Conversion Date and during the Term is * at *.

iv.	Amscan may, on * and with the written consent of Factory Card, which consent shall not be unreasonably withheld, remove “slow moving” consigned Party Goods from the Factory Card warehouse for shipment to other customers from time to time, on notice to Factory Card. In such event, the removal of such slow moving inventory shall not be deemed to reduce the Stock Rate.

B.	Except as set forth herein, any termination or expiration of this Agreement shall be without prejudice to any right which shall have accrued to the benefit of any Party and shall not relieve any Party of any obligation which has accrued prior to the effective date of such termination or expiration (including, without limitation, any credits and/or allowances in accordance with the provisions of this Agreement), which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, then such obligations shall remain in full force and effect indefinitely (provided that to the extent that a Party is entitled to a credit at a time when it does not owe any amounts to the other Party pursuant to this Agreement, then such Party shall be entitled to receive a payment from the other Party in an amount equal to the credit). Except as expressly stated otherwise herein, the remedies hereunder are cumulative, and nothing in this Agreement shall prevent any Party, in the case of a breach, from not terminating this Agreement and seeking to enforce its rights hereunder.

C.	Upon any termination or expiration of this Agreement in accordance with the provisions hereof: (i) Amscan shall, at its expense, promptly make arrangements to pick up all of everyday Party Goods remaining in the Warehouse; and (ii) Factory Card and its affiliates shall be permitted to use the Amscan Proprietary Marks (as defined in Section 11) for * after such termination or expiration in connection with the advertising, promotion and sale of any remaining Party Goods in stores.

D.	Upon any termination or expiration of this Agreement in accordance with the provisions hereof, the provisions in Sections 9 and 10 shall survive such termination or expiration.

CONFIDENTIAL TREATMENT REQUESTED

8.	Notices:

Any and all notices required hereunder shall be in writing and shall be (a) sent by certified, first-class mail, postage prepaid, (b) sent by national overnight courier or (c) delivered by facsimile (with the original promptly sent by any of the foregoing manners), to the addresses or facsimile numbers of the other Parties as set forth below. The effective date of any notice hereunder shall be the date of receipt by the receiving Party:

If to Amscan:

Amscan Holdings, Inc.

80 Grasslands Road

Elmsford, New York 10523

Facsimile: (914) 345-2056

Attention: James M. Harrison

and

Kurzman Eisenberg Corbin Lever & Goodman, LLP

One North Broadway

White Plains, New York 10601

(914) 285-9855

Attention: Joel S. Lever, Esq.

If to Factory Card:

Factory Card Outlet of America, Ltd.

2727 Diehl Road

Naperville, IL 60563

Attn: Chief Executive Officer

Fax: 630-579-2637

with copies to: Vice President and General Merchandise Manager

and

Sonnenschein Nath & Rosenthal LLP

8000 Sears Tower

Chicago, Illinois 60606

Facsimile: 312-876-7934

Attention: Neal Aizenstein, Esq.

9.	Governing Law:

This Agreement and all sales transactions pursuant hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois.

10.	Arbitration:

Except as expressly set forth in this Agreement, all disagreements, disputes, controversies and claims arising out of this Agreement, shall be submitted to and resolved by arbitration in either Chicago, Illinois, or Westchester County, New York before a commercial panel of three arbitrators in accordance with and pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as then in effect. The arbitrators shall be selected by mutual agreement of the Parties, or if no agreement can be reached, the arbitrators shall be selected by the American Arbitration Association. Each of the arbitrators shall be licensed attorneys with at least fifteen (15) years experience in the negotiation and performance of commercial contracts. The discovery period shall last no more than thirty (30) days after the arbitrators shall declare the discovery period commenced, and each Party may conduct no more than three (3) depositions. The arbitrators shall issue a

CONFIDENTIAL TREATMENT REQUESTED

written reasoned opinion in support of their award. The arbitrators shall award reimbursement of attorneys’ and other experts’ fees and disbursements and other costs of arbitration to the prevailing party, in such manner as arbitrators shall deem appropriate. In addition, the losing party shall reimburse the prevailing party for any attorneys’ fees and disbursements and court costs incurred by the prevailing party in successfully seeking any preliminary equitable relief or judicially enforcing any arbitration award. The determination of any such panel of arbitrators shall be final and binding on the parties. The service of any notice, process, motion or other document in connection with an arbitration proceeding or for the enforcement of any arbitration award may be made as set forth in Section 8 (other than by telecopier). The provisions of this Section shall not be deemed to preclude any party hereto from seeking preliminary injunctive or other equitable relief to protect or enforce its rights hereunder pending arbitration, or to prohibit any court from making preliminary findings of fact in connection with granting or denying such preliminary injunctive relief pending arbitration, or to preclude any party hereto from seeking permanent injunctive or other equitable relief after and in accordance with the decision of the arbitrators. Nothing herein shall be construed to mean that any decision of the arbitrator is subject to judicial review or appeal, and the parties hereto hereby waive any and all rights of judicial appeal or review, on any ground whatsoever.

11.	Press Releases; Use of Amscan Proprietary Marks:

A.	Press Releases. No press release, publicity or other form of public written disclosure related to this Agreement shall be permitted by either Party to be published or otherwise disclosed unless the other Party has indicated its consent to the form of the release in writing, except for any disclosure as is deemed necessary, in the reasonable judgment of the responsible Party, to comply with national, federal or state laws or regulations with respect to regulatory reporting or disclosure obligations.

B.	Use of Amscan Proprietary Marks. Amscan grants to Factory Card and its affiliates during the Term a non-exclusive royalty-free right and license to use the trademarks, service marks and logos owned by Amscan or its affiliates (the “Amscan Proprietary Marks”) in connection with any advertising or promotional materials relating to the sale of Party Goods contemplated herein or as otherwise approved by Amscan, which approval shall not be unreasonably withheld. The license granted hereunder shall not constitute an abandonment of, and/or transfer of any ownership right in, any Amscan Proprietary Mark for any reason.

12.	Confidential Information:

A.	Confidential Information Defined. “Confidential Information” shall mean each Party’s business, technical, engineering, manufacturing, marketing, sales, customer, financial and other information relating to such party or any of its affiliates or their respective businesses that constitutes trade secrets or know-how or is otherwise proprietary or not generally known to the public or other information which the disclosing party otherwise informs the receiving party is confidential whether by so indicating on such information or otherwise, and shall include any such information received by a receiving party prior to or following execution of this Agreement. Confidential Information shall include information in any form, whether written, graphic, electronic, physical or other form and may include raw data, graphs, charts, drawings, models, samples, hardware, photographs, software or electronic code.

B.	Loss of Status. Confidential Information shall not include information, data, knowledge and know-how that, as shown by written records, (i) is known to the receiving party prior to disclosure to such party; (ii) is in the public domain prior to disclosure to such party; (iii) enters the public domain through no violation of this Agreement after disclosure to such party; or (iv) the receiving party independently develops without reliance on Confidential Information.

C.

Disclosures. Each Party shall keep the Confidential Information communicated to it by the other Party confidential and shall not disclose such information or provisions to any third party without the prior written approval of the other Party, except that either Party may disclose such provisions to the extent

CONFIDENTIAL TREATMENT REQUESTED

required by law or other demand under lawful process; provided the receiving Party gives the disclosing Party prompt notice prior to any disclosure required by demand under lawful process to allow the disclosing Party to make a reasonable effort to obtain a protective order or otherwise protect the confidentiality of such information. Notwithstanding the foregoing, a receiving Party may disclose Confidential Information of the disclosing Party (i) to its officers, directors, employees, contractors, affiliates and representatives and to third parties to whom such disclosure is necessary in connection with performance of this Agreement provided that such recipient is notified of the confidential nature of such Confidential Information and agrees to abide by the applicable terms of this Section 12 with respect to such Confidential Information or (ii) as required to enforce or exercise the receiving party’s rights under this Agreement. Nothing contained herein shall be deemed to grant either Party, either expressed or implied, a license or other right or interest in the Confidential Information of the other or in any trademark or other similar property of the other, except as expressly provided hereunder.

D.	Return of Confidential Information. A receiving Party shall not make or retain or permit to be made or retained any copies of any of the disclosing Party’s Confidential Information, except as may be necessary in connection with the receiving Party’s performance under this Agreement. A receiving Party shall return to the disclosing Party all Confidential Information of the disclosing Party and all copies and other duplicates and reproductions thereof (i) within ten (10) days following request by the disclosing Party of the return thereof; (ii) immediately, in the event that the receiving party’s use of the Confidential Information is no longer necessary in connection with this Agreement; or (iii) upon expiration or termination of this Agreement.

E.	Remedies. Each Party acknowledges and agrees that a breach by it of the applicable provisions of this Section 12 could result in irreparable damages to the other Party, for which an adequate legal remedy may not exist. Accordingly, each Party agrees and acknowledges that in the event of a breach by it of any of the applicable provisions of this Section 12, the other Party shall be entitled to specific performance, temporary and/or permanent injunctive relief or any other equitable remedy (without the need to post a bond or surety in connection therewith), in addition to any other remedy to which such party may be entitled at law or in equity.

13.	True Consignment:

A.	If, despite the express intent of the parties hereto that the delivery of the consigned inventory to Factory Card constitutes a true consignment, the delivery of the inventory to the Factory Card deemed to be consignment intended as security rather than a true consignment, this Agreement shall constitute a written security agreement between the parties and Factory Card hereby grants to Amscan a purchase money security interest in all consigned inventory and the proceeds thereof either heretofore or hereafter delivered to Factory Card by Amscan.

B.	In the event that Factory Card breaches any material term of this Agreement, Amscan shall be entitled to all remedies available to a consignor (or a secured party, in the event the delivery of the consigned inventory to Factory Card is deemed a consignment intended as security) under any applicable local law or the Uniform Commercial Code.

14.	Miscellaneous:

A.	Independent Contractors. Each Party acknowledges that the relationship between the Parties pursuant to this Agreement is that of independent contractors. No provision of this Agreement shall be construed to (i) constitute the Parties as partners, joint venturers or participants in a joint undertaking, or (ii) give any Party the power to direct and control the day-to-day activities of the other. Further, no employees of any Party shall be deemed or treated as employees of another Party, and each Party shall be solely responsible for any and all payroll, employment and related taxes, and withholding applicable to its own employees.

CONFIDENTIAL TREATMENT REQUESTED

B.	Waiver. Any waiver of breach or default pursuant to this Agreement shall not be a waiver of any other subsequent default. Failure or delay by either Party to enforce any term or condition of this Agreement shall not constitute a waiver of such term or condition.

C.	Conflicts in Provisions. In the event of any apparent conflicts or inconsistencies between this Agreement and any Exhibits hereto, to the extent possible such provisions shall be interpreted so as to make them consistent, and if such is not possible, the provisions of this Agreement shall prevail.

D.	Headings. The Section headings herein are for reference and convenience only and shall not enter into the interpretation hereof.

E.	Severability. To the extent that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision notwithstanding, the remaining provisions of this Agreement shall remain in full force and effect and such invalid or unenforceable provision shall be deleted.

F.	Assignment: This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. No Party may assign, delegate or transfer all or any of its respective rights or obligations under this Agreement without the prior written consent of the other Party which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, either Party may assign, delegate or transfer this Agreement or any of its respective rights or obligations to (a) its affiliate, so long as the assigning Party unconditionally guarantees the obligations of such affiliate or (b) any successor of the assigning Party’s business in the event of a merger, acquisition or consolidation involving such Party or its affiliates.

G.	Amendment. No alternation, waiver, cancellation, or any other change or modification in any term or condition of this Agreement, or any agreement contemplated to be negotiated or reached pursuant to the terms of this Agreement, shall be valid or binding on either Party unless made in writing and signed by duly authorized representatives of both Parties.

H.	Approvals and Similar Actions. Wherever agreement, approval, acceptance, consent or similar action by either Party hereto is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

I.	Entire Agreement. This Agreement, together with the Exhibits hereto and Factory Card’s Vendor Compliance Manual, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous agreements and understandings, whether oral or written, between the Parties hereto with respect to the subject matter hereof.

J.	Taxes. Any and all taxes, exercises, assessments, levies, imports, duties, costs, charges and penalties, which may be assessed, levied, demanded or imposed by any governmental authority in connection with this Agreement shall be paid by the Party upon which they are imposed and shall be the sole obligation of such Party.

K.	Property Taxes. Amscan will pay all personal property taxes, if any, associated with Amscan’ ownership of consigned inventory of everyday Party Goods located in the Warehouse.

L.	Construction. This Agreement is the result of negotiation between the Parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of either Party. Any ambiguity shall not be interpreted against the drafting Party.

M.	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF the Parties have executed this Agreement in the corporate name by their officers duly authorized as of the day and year first above written.

Factory Card Outlet of America, Ltd.

By:
Print Name:
Title:

Amscan Holdings, Inc.

By:
Print Name:
Title:

Exhibit A

Solid Color Goods

ITEM NUMBER	DESCRIPTION	* NET COST
*	*	*

Exhibit B

Amscan Term codes that are to be applied to Seasonal and Everyday orders via EDI. Please use the invoice due date column in accordance with placing your seasonal orders In using this code it will help identify what season your order is and apply all the necessary discounts.

Everyday Terms	Description	TERM CODE
	*	G

*Spring / Summer Terms		TERM CODE	Invoice Due Dates
*	*	I	*
I
I
I
E
E
E
E
D
D
D
D

*Fall / Winter Terms		TERM CODE	Due Dates
*	*	H	*
H
H
C
C
C
C

Exhibit C

[To Come]

Exhibit D

Wells Fargo Retail Finance II, LLC

One Boston Place, 18th Floor

Boston, MA 02108

Attn: Mr. Robert Chakarian